                                                             Exhibit 11.1

                        EARNINGS PER SHARE COMPUTATIONS



                                                                                 THREE MONTH PERIODS ENDED
                                                                           SEPTEMBER 27,           SEPTEMBER 28,
                                                                               1997                    1996
                                                                        -------------------     ------------------
PRIMARY EARNINGS PER SHARE:
Net income                                                                          $  1,618                  $  439
                                                                         -------------------      ------------------
Shares:

Weighted average common shares outstanding                                        14,809,787               6,365,350

Effect of shares issuable under stock option and stock grant plans,
 based on the treasury stock method                                                1,129,803                 931,822

Effect of shares issuable under conversion of preferred stock - if converted method (for 1996 the "if converted" method is applied from the beginning of the period to the actual conversion date of the
 preferred stock of January 19, 1996)                                                      -               1,734,702
                                                                         -------------------      ------------------
  Adjusted common shares and equivalents                                          15,939,590               9,031,874
                                                                         -------------------      ------------------
Earnings per share - primary                                                            $.10                    $.05
                                                                         -------------------      ------------------
FULLY DILUTED EARNINGS PER SHARE:
Net income                                                                            $1,618                    $439
                                                                         -------------------      ------------------

Shares:

Weighted average common shares outstanding                                        14,809,787               6,365,350

Effect of shares issuable under stock option and stock grant plans,
 based on the treasury stock method                                                1,215,011                 946,367
Effect of the shares issuable under conversion of the convertible
 notes - if converted method                                                               -               2,300,000
Effect of shares issuable under conversion of preferred stock -
 if converted method (for 1996 the "if converted" method is applied from the beginning of the period to the actual conversion date of the
 preferred stock of January 19, 1996)                                                      -               1,734,702
                                                                         -------------------      ------------------
  Adjusted common shares and equivalents                                          16,024,798              11,346,419
                                                                         -------------------      ------------------
Earnings per share - fully diluted                                                      $.10                    $.04
                                                                         -------------------      ------------------


                        EARNINGS PER SHARE COMPUTATIONS



                                                                                 NINE MONTH PERIODS ENDED
                                                                            SEPTEMBER 27,       SEPTEMBER 28,
                                                                                1997               1996
                                                                           ---------------     ---------------
PRIMARY EARNINGS PER SHARE:
Net income                                                                         $1,469                $562
                                                                        -------------------     ------------------
Shares:

Weighted average common shares outstanding                                     12,784,898           6,365,350

Effect of shares issuable under stock option and stock grant plans,
 based on the treasury stock method                                             1,052,295             820,189

Effect of shares issuable under conversion of preferred stock - if converted method (for 1996 the "if converted" method is applied from the beginning of the period to the actual conversion date of the
 preferred stock of January 19, 1996)                                                   -           1,613,972
                                                                        -------------------     ------------------
  Adjusted common shares and equivalents                                       13,837,193           8,799,511
                                                                        -------------------     ------------------
Earnings per share - primary                                                         $.11                $.06
                                                                        -------------------     ------------------
FULLY DILUTED EARNINGS PER SHARE:

Net income                                                                         $1,469                $562
                                                                        -------------------     ------------------
Shares:

Weighted average common shares outstanding                                     12,784,898           6,365,350

Effect of shares issuable under stock option and stock grant plans,
 based on the treasury stock method                                             1,206,459             896,910
Effect of shares issuable under conversion of convertible notes - if
 converted method                                                                       -           1,920,879

Effect of shares issuable under conversion of preferred stock - if converted method (for 1996 the "if converted" method is applied from the beginning of the period to the actual conversion date of the
 preferred stock of January 19, 1996)                                                   -           1,613,972
                                                                        -------------------     ------------------
  Adjusted common shares and equivalents                                       13,991,357           9,183,139
                                                                        -------------------     ------------------
Earnings per share - fully diluted                                                   $.10                $.06
                                                                        -------------------     ------------------
